UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 31, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 31, 2006, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors authorized distributions to its investors for November 2006, December 2006 and January 2007.  Each distribution is equivalent to an annual rate of six percent (6%) (assuming the share was purchased for $10) and is expected to constitute a return of capital for tax purposes.

The Company’s board of directors authorized a distribution for November 2006 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of November and will be aggregated and paid in cash on December 21, 2006.

The Company’s board of directors authorized a distribution for December 2006 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of December and will be aggregated and paid in cash on January 22, 2007.

Finally, the Company’s board of directors authorized a distribution for January 2007 in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The distribution is authorized as of daily record dates throughout the month of January and will be aggregated and paid in cash on February 21, 2007.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2006	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 31, 2006.